Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

GRAFTECH INTERNATIONAL LTD.

at

$5.05 Per Share in Cash

Pursuant to the Offer to Purchase dated May 26, 2015

by

BCP IV GRAFTECH HOLDINGS LP

and

ATHENA ACQUISITION SUBSIDIARY INC.,

its wholly-owned subsidiary

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,

NEW YORK CITY TIME, ON JULY 7, 2015, UNLESS THE TENDER OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of GrafTech International Ltd., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase). See The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	By Facsimile Transmission:

By First Class, Registered or Certified Mail:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

PO Box 43011

Providence, RI 02940-3011

By Express or Overnight Delivery:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

250 Royall Street, Suite V

Canton, MA 02021

(617) 360-6810 Confirm Facsimile Receipt by Telephone: (781) 575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: GTI

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in The Tender Offer — Section 2 – Acceptance for Payment and Payment of Shares in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase, the undersigned hereby tenders to BCP IV GrafTech Holdings LP, a Delaware limited partnership, or Athena Acquisition Subsidiary Inc., a Delaware corporation, as applicable, the number of shares of common stock, par value $0.01 per share (the “Shares”), of GrafTech International Ltd., a Delaware corporation, specified below, upon the terms and subject to the conditions set forth in The Tender Offer — Section 11 – Conditions of the Offer in the Offer to Purchase, dated May 26, 2015, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(Please type or print)

Address(es):
(Zip Code)

Name of Tendering Institution:

Area Code and Telephone No.(s):

☐ Check if delivery will be by book-entry transfer

Signature(s):

DTC Account No.:

Transaction Code No.:

Dated: , 2015

VOLUNTARY CORPORATE ACTIONS COY: GTI

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase), hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in The Tender Offer — Section 2 – Acceptance for Payment and Payment for Shares in the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) NYSE trading days after the date hereof.

Name of Firm
Address
Zip Code
Area Code and Telephone No.
Authorized Signature
Name (Please Print or Type)
Title

Date:                     , 2015

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: GTI

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